                                                                    EXHIBIT 10.1

                                 PURCHASE AND
                                SALE AGREEMENT
                                --------------

     This PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is entered into as of this 17 day of April, 1998, by and among WREP 1998-1 LLC, A DELAWARE LIMITED LIABILITY COMPANY (the "PURCHASER"), G.I. JOE'S, INC., an Oregon corporation (the "SELLER"), and PD PROPERTIES, L.L.C., an Oregon limited liability company ("PD").

                                   RECITALS
                                   --------

     A. Seller owns fee title or (as to the Gresham property) a ground leasehold estate in certain real property, the legal descriptions of which are attached as Exhibit A, which are currently improved with retail stores, warehouses and offices operated by Seller (each such property, together with all improvements located thereon, is hereinafter individually referred to as a "PROPERTY", and all such properties collectively referred to as the "PROPERTIES").

     B. PD and an affiliate of Purchaser previously entered into a letter commitment dated February 10, 1998, concerning a prospective bridge financing and option to acquire the Properties, which is being superseded by this Agreement.

     C. Purchaser desires to acquire all of the Property from Seller and simultaneously lease the same to Seller, upon and subject to the terms of this Agreement and a Lease Agreement ("LEASE") in the form attached hereto as Exhibit C, to be entered into by Purchaser as landlord/lessor and Seller as tenant/lessee, with PD as one of the guarantors of such Lease.

     D. Seller is willing to sell and convey all of the Properties to Purchaser and to simultaneously lease the same from Purchaser, on and subject to the terms, covenants and conditions of this Agreement and the Lease.

                                   AGREEMENT
                                   ---------

1.   PURCHASE AND SALE OF THE PROPERTY. Seller agrees to sell the Properties to
     ---------------------------------
Purchaser, and Purchaser agrees to purchase the Properties from Seller, on the terms and conditions set forth in this Agreement. The Properties consists of:

          (a) All of the land described in EXHIBIT A attached hereto (the "LAND") and all easements, rights and interests appurtenant thereto, if any;

          (b) All of the improvements and fixtures (which excludes the inventory, display cases, equipment, furniture, fixtures and equipment ("FF&E") and other personal property of Seller, but includes, without limitation, all fire and safety systems and other fixtures and equipment as part of the improvements that are necessary to operate the improvements in accordance with applicable law as building structures) currently situated on the Land (the "IMPROVEMENTS"); and

          (c) All of Seller's rights in all of the following intangible property now or hereafter existing with respect to the Property (the "INTANGIBLE PROPERTY"); provided, however, the Intangible Property and all payments and proceeds derived therefrom may be retained and used by Seller so long as the Lease (defined below) remains in effect:

          (1) All plans and specifications, all building permits and other permits required in connection with the construction of the Improvements and all warranties, guaranties and sureties now or hereafter received in connection with the construction of the Improvements, if any, including, without limitation, all rights of Seller under any plans, specifications, drawings and permits and all architectural, engineering or construction contracts with respect to the Improvements and all additions and alterations thereto;

          (2) All licenses, permits, approvals and certificates of occupancy relating to the zoning, land use, ownership, operation, occupancy, construction or maintenance of the Improvements running to or in favor of the Seller or the Improvements, and all deposits to governmental authorities relating to the Seller or the Improvements;

          (3) All service and maintenance contracts and equipment leases in connection with or used by the Seller (if any) in the operation of the Improvements for any lawful use (as opposed to Seller's particular use in its business) and which are accepted by Purchaser; and

          (4) All accounts, books, records, studies, documents, tests, surveys, assessments, audits, appraisals, contracts, contract rights, claims and warranties related to the Property, but excluding any of the foregoing which relate to Seller's business conducted from the Property and any insurance policies and insurance policy proceeds.

2.   PURCHASE PRICE.  The total purchase price for all of the Property (the
     --------------
"PURCHASE PRICE") is Twenty-Eight Million Four Hundred Fifty Thousand Dollars ($28,450,000). Subject to the adjustments, credits and holdbacks set forth in this Agreement, the entire purchase price shall be paid to the Seller on the Closing Date (defined below). The parties have agreed on an allocation of the total Purchase Price to the Properties, as shown on the schedule attached as Exhibit D ("ALLOCATION SCHEDULE").

3.   PURCHASER'S CONTINGENCIES
     -------------------------

     3.1  SUBMISSION OF REVIEW INFORMATION. After the date of mutual execution
          --------------------------------
of this Agreement (said execution date being hereinafter referred to as the "EFFECTIVE DATE"), Seller shall submit to Purchaser true and complete copies of the following information ("SELLER'S REPORTS"), all of which shall be subject to Purchaser's review and approval prior to the Closing Date provided below:

          (a)  Seller's Organizational Documents. The entity documents for
               ---------------------------------
     Seller. Such documents shall include Seller's articles of incorporation, bylaws, an incumbency certificate certified by its secretary which identifies its current directors and officers and a current certificate of good standing issued by the Oregon Corporation Division/Secretary of State.

          (b)  Seller's Authorizations. Corporate resolutions adopted by
               -----------------------
     Seller's Board of Directors authorizing Seller's execution and delivery of this Agreement and the Lease.

          (c)  Seller's Financial Statements. An updated financial statement or
               -----------------------------
     confirmation in form and substance satisfactory to Purchaser that Seller's financial statements provided to Purchaser in connection with the Loan remain accurate in all material respects.

          (d)  Title Report. Current title report(s) (collectively, the "TITLE
               ------------
     REPORT") showing the status of and all exceptions to title and containing the title company's commitment to issue the title insurance policy or policies to be provided by Seller to Purchaser in connection with this transaction and the related financing transaction by Purchaser as borrower/grantor and Credit Suisse First Boston Mortgage Capital LLC or its affiliates ("LENDER") to be secured by the Property (the "LOAN").

          (e)  Environmental Questionnaire. An environmental questionnaire
               ---------------------------
     relating to the Land and Improvements in a form provided by Purchaser or Lender (if required), and completed by Seller.

          (f)  Environmental Assessment. Such environmental assessments or
               ------------------------
     updates of environmentals as Purchaser and Lender may require, which reflect the current environmental status of the Land and Improvements and the property adjacent thereto, including the current condition of the soils and groundwater including, an assessment by one or more qualified registered professional engineers, hydrologists, or other scientists that there exists no evidence of past or ongoing release at, upon, under, or within, or of past or ongoing migration from neighboring lands to, the Property, of hazardous materials and there exists no evidence that asbestos or asbestos-containing materials, polychlorinated biphenyl's (PCBs), radon gas, or urea formaldehyde foam insulation is present (the "ASSESSMENTS").

          (g)  Remediation Confirmation.  Confirmation in form and substance
               ------------------------
     satisfactory to Purchaser that all monitoring and further assessments recommended in the Assessments have been completed and that the results thereof verify that no hazardous substances, wastes or materials regulated by any federal or state environmental laws ("ENVIRONMENTAL LAWS") exist in concentrations above the legal maximum limits and to the extent any remediation of the Land or the Improvements have been undertaken the same have been completed and accepted by the governing agency.

          (h)  Summary of Capital Repairs and Rights of Recoupment or Abatement.
               ----------------------------------------------------------------
     A summary of all capital repairs, improvements and alterations made to the Improvements within the ninety (90) day period immediately before the closing date, and/or that are required of Purchaser as landlord/lessor under the Lease or that are subject to rights of reimbursement, offset or recoupment by Seller from Purchaser after the date of the closing of the purchase (the "CLOSING DATE"), and/or any "free rent" or reduced rent or other rights of reimbursement, offset, abatement or recoupment under the Lease that would be applicable after the Closing Date, together with evidence satisfactory to Purchaser that all of the costs thereof have been paid or that the parties have reserved from disbursement of proceeds to Seller sufficient funds to pay for such work or to reimburse Seller for any such rights of reimbursement, offset, recoupment or abatement.

          (i)  Litigation Confirmation.  If there is any current litigation or
               -----------------------
     claims made against or involving Seller or with respect to the Property which are pending or threatened, a written disclosure by Seller summarizing the nature of such litigation or claims, or, with respect to any claims which have been filed or served, Seller will deliver (on Purchaser's request) a complete copy of the complaints, answers and any amendments thereof.

          (j)  Citations.  All notices of violations and citations, including
               ---------
     any criminal citations or allegations of criminal activity on or about the Property, currently pending or which have been received by Seller with respect to any of the Properties prior to Closing Date.

          (k)  Additional Reports.  Such other reports, tests, information and
               ------------------
     data as Purchaser may reasonably request prior to the Closing Date, if any.

     3.2  PURCHASER'S REPORTS.  In addition to Seller's Reports, Purchaser shall
          --------------------
obtain and shall have the right to obtain and approve any other reports regarding Seller or the Property (the "PURCHASER'S REPORTS"), including, without limitation, the following, IF AND TO THE EXTENT required by Purchaser:
                           --------------------

          (a)  Appraisal.  An appraisal confirming that the current fair market
               ---------
     value of the Property is not less than the Purchase Price.

          (b)  Survey.  A survey or update to survey, certified to Purchaser and
               ------
     Lender (to the extent such certification to Lender is required in connection with the Loan), in form sufficient to satisfy Lender's requirements and to obtain the issuance of the Title Policy.

          (c)  UCC Report.  The UCC Report (defined below).
               ----------

          (d)  Structural Inspection Report.  A certification by an engineering
               ----------------------------
     firm as to (a) the adequacy of the structural design and mechanical specifications of the improvements, and (b) the adequacy and quality of the improvements and the materials and workmanship employed therein.

          (e)  Disability Laws.  Evidence or an updated certificate from an
               ---------------
     engineer or the appropriate governmental agency, in form and substance acceptable to Purchaser, that no work on the Property is presently required to place them in compliance with The Americans with Disabilities Act of 1990.

          (f)  Litigation Report.  A report provided by commercial litigation
               -----------------
     service, if required by Purchaser, which identifies any litigation or other adversarial proceedings involving Seller or the Property.

     3.3  SUPPLEMENTAL INFORMATION.  Seller agrees that to the extent Seller
          ------------------------
obtains any other information, reports, assessments or data, if any, which in any manner relate to or amend any of the Seller's Reports, or if Seller becomes aware that any information contained in any of Seller's or Purchaser's Reports becomes incorrect in any material respect, Seller shall promptly furnish Purchaser with such additional reports or amendments or contrary or conflicting information.

     3.4  PURCHASER'S INSPECTION RIGHTS.  In addition to reviewing the Seller's
          -----------------------------
and Purchaser's Reports (collectively, the "DUE DILIGENCE REPORTS"), Purchaser shall have the right, prior to the Closing Date and at Purchaser's expense, to inspect the Property and any other books and records related to the Property from time to time; provided, however, any intrusive tests into the Land or
                   --------
Improvements shall require Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Pursuant to Section 3.6, Seller shall reimburse Purchaser for the reasonable out-of-pocket costs of such inspections. Except for any damage caused by wrongful misconduct or negligence by Purchaser or its contractors or agents, any restoration of the Property to substantially the same condition immediately preceding such inspection shall be undertaken and paid for by Seller. In no event shall Purchaser be liable or responsible for the contents or results of any reports or the discovery of any information resulting from its inspections.

     3.5  PAYMENTS FOR DUE DILIGENCE REPORTS.  All costs and expenses of all of
          ----------------------------------
the Due Diligence Reports and other tests, inspections and studies of the Property for which Seller is liable under this Agreement shall be paid by Seller when due or reimbursed to Purchaser within five (5) days after written demand therefor, regardless of whether this sale closes.

     3.6  SELLERS'S EXPENSE REIMBURSEMENTS.  Seller agrees that Seller shall
          --------------------------------
reimburse Purchaser for up to $100,000 of its actual out-of-pocket expenses paid to unrelated third parties in good faith in connection with this Agreement. Such costs may include, but shall not be limited to, fees paid to Purchaser's consultants, brokers, accountants, attorneys, assessors, appraisers, surveyors, architects, title companies and planners (collectively, "PURCHASER'S SERVICE PROVIDERS"). Seller's obligations under this Section shall survive a cancellation, forfeiture or termination of this Agreement.

     3.7  OTHER HOLDBACKS AND FUNDED RESERVES.  The parties will holdback at
          -----------------------------------
closing, or will place into a funded reserve, any additional amounts required by Lender as holdbacks or reserves under the Loan (for property taxes, insurance, tenant improvement and leasing commissions, seismic, capital expenditures, and other matters), which will be in accordance with the schedule attached or to be attached as Exhibit E (the "EXPENSE SCHEDULE").

     3.8  REMOVAL OF INSPECTION CONTINGENCIES.  The following procedure shall be
          -----------------------------------
employed in connection with Purchaser's removal of its inspection contingencies:

          (a) Purchaser shall have until the Closing Date (the "REVIEW PERIOD") within which to accept the Property. If, by the end of the Review Period, Purchaser has not notified Seller in writing that Purchaser accepts the Property in its then current condition, this Agreement shall automatically terminate. This Agreement thereafter shall be null and void and neither party shall have any obligation to the other except as otherwise stated herein.

          (b) If Purchaser elects, Purchaser may offer Seller the opportunity to correct any items Purchaser determines to be unacceptable at Seller's expense by providing Seller with written notice prior to the end of the Review Period of what must be corrected, by what dates and in what manner. The foregoing includes any requirement to adjust the purchase price if the appraisal obtained by Purchaser indicates that the current fair market value of the Property is less that the purchase price stated herein.

          (c) Within five (5) days after Seller is given such notice Seller shall notify Purchaser in writing of whether and to the extent Seller will effect and pay for such corrections or agree to such purchase price adjustment. Unless otherwise stated in

     Purchaser's notice, any such items which are in the nature of repairs, alterations, corrections or remediations shall be completed prior to the Closing Date. If Seller fails to give such notice within said five (5) days, Seller will be deemed to have refused to agree to such corrections and purchase price adjustment.

          (d) Within five (5) days after Seller gives such notice (or after the last day of the period within which such notice is to be given if it is not), Purchaser may elect to (i) cancel this Agreement, or (ii) agree to waive its contingencies as provided in this Section. The failure of Purchaser to give such notice within such five (5) day period shall be deemed an election to cancel this Agreement. If this Agreement is not so canceled Seller shall promptly commence and proceed with diligence to completion prior to the Closing Date with the correction of the items which Seller agreed to undertake in its notice to Purchaser.

4.   SELLER'S TITLE TO THE PROPERTY.
     ------------------------------

     4.1  TITLE REPORT.  Seller shall, at Seller's expense, provide a Title
          ------------
Report on each Property from a title insurance company approved by Purchaser (the "TITLE AGENT"). The Title Report shall include a commitment for an extended ALTA form of owner's (or with respect to the Gresham Property ground leased by Seller, a leasehold) policy of title insurance (collectively, the "TITLE POLICY"). The Title Report shall be accompanied by legible copies of all special exceptions listed therein and shall confirm the willingness of the Title Agent to issue such endorsements as Purchaser may require after review of the Title Reports (the "ENDORSEMENTS").

Purchaser shall have until the end of the Review Period in which to notify Seller in writing of Purchaser's disapproval of any exceptions shown in the Title Report, other than any liens to be satisfied by Seller by the Closing Date.

     4.2  UCC SEARCH.  Purchaser may, at Seller's expense, obtain from a
          ----------
commercial search service a report disclosing the existence of any UCC financing statements or liens recorded or filed against any portion of the Property (the "UCC REPORT"). Purchaser shall notify Seller as to whether it objects to any security interests or liens reflected in the UCC Report. Seller will cause any security interests that are encumbrances against the buildings or Property to be released (other than any security interests that encumber only the furniture, fixtures and equipment of Seller and other assets that Seller is not selling to Purchaser).

     4.3  TITLE DEFECTS.  If Purchaser does not elect to cancel this Agreement,
          -------------
Purchaser's objections to the disapproved exceptions Seller elects not to eliminate shall be deemed waived and the Property shall be conveyed to the Purchaser with such defects without credit against the purchase price. The foregoing notwithstanding, Seller agrees that except for the lien for any nondelinquent taxes and the lien for any nondelinquent special assessments accepted by

Purchaser, it shall cause all monetary liens against the Property which are not accepted by Purchaser to be released of record by the Closing Date.

5.   SELLER'S REPRESENTATIONS.
     ------------------------

     5.1  CONTENT OF REPRESENTATIONS.  Seller represents, warrants and covenants
          --------------------------
to Purchaser as follows:

          (a)  Delivery of Seller's Reports.  Except to the extent otherwise
               ----------------------------
     expressly waived by Purchaser in writing, Seller shall deliver all of Seller's Reports and any amendments or corrections thereof to Purchaser as and when required by this Agreement.

          (b)  Accuracy of Seller's Reports.  To the best of Seller's knowledge,
               ----------------------------
     all of the Seller's Report Seller has provided and hereafter provides to Purchaser in connection with this Agreement are and shall be true and accurate in all material respects.

          (c)  No Additional Title Defects.  There are no title defects in or
               ---------------------------
     encumbrances against the Property which will not be shown in the Title Report, no person has any adverse, prescriptive rights or rights of possession except as stated in this Agreement, and no encroachments exist upon or from the Land.

          (d)  No Violation of Zoning and Other Laws.  The existing use and
               -------------------------------------
     condition of the Property is not a nonconforming use and does not violate any subdivision, zoning, building, health, environmental, personal disabilities, fire or safety statute, ordinance, regulation or code in any material respect. As of the date hereof, neither Seller nor, to the best of Seller's knowledge, any of Seller's agents and employees have received any written notice from any governmental agency alleging violations of any building codes, building or use restrictions, zoning ordinances, rules and regulations. All licenses, permits and other approvals required for the construction and operation of the Improvements have been issued and are in good standing. If, between the date of this Agreement and the Closing Date Seller receives any written notice or written citation of any alleged violation of any statute, code or ordinance with respect to the Property or Seller's use thereof, it shall promptly provide Purchaser with a true and correct copy thereof.

          (e)  No Litigation.  There is no pending or threatened litigation or
               -------------
     administrative action with respect to Seller or, to the best of Seller's knowledge, the Property.

          (f)  Eminent Domain.  There is no pending or contemplated eminent
               --------------
     domain, condemnation or other governmental taking of the Property or any portion thereof.

          (g)  Access to Property.  The Property has vehicular and pedestrian
               ------------------
     access to public rights of way.

          (h)  Separate Tax Parcel.  The Land and Improvements constitute a
               -------------------
     separate tax parcel or parcels which does or do not include any other property.

          (i)  Assessments.  To the best of Seller's knowledge, there are no
               -----------
     special or general assessments which are in addition to those which will be disclosed in the Title Report which have been levied against or are proposed for the Property.

          (j)  No Breach of Agreements.  This Agreement and the consummation of
               -----------------------
     the transaction evidenced by this Agreement will not violate any other agreement to which Seller is a party or their respective organizational documents, or any law, statute or ordinance which is binding upon the Property or Seller.

          (k)  Contract Default.  Three exist no material defaults under any
               ----------------
     management, maintenance or service contracts executed in connection with the Property.

          (l)  Nonforeign Status.  Seller warrants that it is not a "foreign
               -----------------
     person" as defined in Section 1445 of the Internal Revenue Code of 1954, as amended. Seller shall deliver to Purchaser at Closing a Certificate of Nonforeign Status setting forth Seller's address and United States taxpayer identification number and certifying that it is not a foreign person as so defined.

          (m)  Executory Agreements.  Attached to this Agreement as EXHIBIT B is
               --------------------
     the list of all management, service and maintenance and equipment leases for the Property (the "SERVICE CONTRACTS"), together with their expiration dates or the notice period which must precede their termination. To the best of Seller's knowledge, no default exists under any of the Service Contracts and all Service Contracts are currently in full force and effect.

          (n)  Government Obligations.  There are no unperformed obligations
               ----------------------
     which are currently due relative to the Property to any governmental or quasi-governmental body or authority. All water and sewer hook-up fees and other fees payable in connection with the annexation, zoning or improvement of the Land and which are now due have been paid.

          (o)  Utility Services.  The Improvements are serviced by public
               ----------------
     electric, gas, water, sewer and telephone utilities sufficient to operate full-time Seller's current business in and from the Improvements and there exist no unpaid connection, hook-up or similar charges with respect thereto. All utilities serving the Improvements are on meters which do not monitor any other property.

          (p)  Environmental Matters.  No portion of the Property lies within a
               ---------------------
     designated wetland or other environmentally sensitive area. Except as stated in the Assessments, Seller has not caused nor, to the best of Seller's knowledge, has any other person caused, any hazardous substance, waste or material to be used, generated, stored or disposed of on or transported to or from the Land or Improvements in violation of any Environmental Laws, nor have any underground storage tanks or transformers existed on or under the Land nor are there any asbestos-containing materials present in the Improvements. Except as stated in the Assessments, there are presently no hazardous waste, substance or material on, under or within the Property. For the purposes of this Agreement, "HAZARDOUS SUBSTANCE, WASTE OR MATERIAL" shall mean petroleum-based products, asbestos, asbestos-containing material, lead paint, PCBs and all other hazardous substances, wastes or substances which are so defined in any Environmental Laws.

          (q)  Condition of Improvements.  There are no material defects in any
               -------------------------
     portion of the Improvements and the Improvements are not infested with termite or other insects or animals. Conditions caused by ordinary wear and tear and depreciation and which ordinarily arise during the course of owning and operating Seller's business at the Property shall not be considered material defects for the purposes of this representation.

          (r)  Insurability of Property.  Seller has not received any formal or
               ------------------------
     informal notice from any insurance company of any defect or inadequacies in the Property which would adversely affect the insurability of the Improvements or which would increase the cost of any insurance beyond that which would ordinarily and customarily be charged for insuring comparable property used for similar purposes in the vicinity of the Property.

          (s)  Soil Conditions.  The surface and subsurface condition of the
               ---------------
     Land is such that it will support the Improvements without present need for additional subsurface excavation, fill, footing, caissons or other installations, and the Improvements have been constructed in a manner which is compatible with the soil conditions at the time of construction.

          (t)  No Other Adverse Conditions.  There are no other facts,
               ---------------------------
     circumstances or conditions which could have a material, adverse impact upon the physical condition, value or permitted use of the Property or Seller's ability to perform its obligations under this Agreement or which would be likely to cause any other representation hereto to become incorrect in any material respect.

     5.2  SELLER'S KNOWLEDGE.  To the extent that any of the foregoing
          ------------------
representations are limited "TO THE BEST OF SELLER'S KNOWLEDGE" (or words of similar effect), such knowledge shall (i) include the knowledge of the principals of Seller that have been involved in the negotiation of this Agreement or that are regularly involved in the operation or management of real estate of Seller, and (ii) will presume and assume familiarity by Seller with Seller's records and files.

     5.3  SURVIVAL OF WARRANTIES.  All of Seller's warranties in this Agreement
          ----------------------
shall be deemed given only as of the date of this Agreement, but shall be updated in a certificate provided to Purchaser at and as of the Closing Date.

6.   CONDITIONS TO CLOSING.
     ---------------------

     6.1  PURCHASER'S CONDITIONS.  Purchaser's obligation to close this
          ----------------------
transaction is subject to the satisfaction of all the following conditions:

          (a)  Seller's Compliance.  Seller's fulfillment of each of its
               -------------------
     obligations under this Agreement in all material respects, including, without limitation, the delivery of all of the Seller's Reports to Purchaser within the Report Period.

          (b)  Seller's Representations.  The continuing accuracy of all of
               ------------------------
     Seller's warranties and representations in this Agreement in all material respects, including the lack of discovery of any fact or circumstance of which Seller did not have knowledge on the date Seller executes this Agreement (regardless of whether such fact or circumstance arose or was discovered thereafter).

          (c)  Status of Title.  The absence of any monetary lien or other
               ---------------
     material defect in title to the Property which was not permitted by this Agreement or approved in writing by Purchaser.

          (d)  Permitted Uses.  The absence of any material violation of any
               --------------
     applicable statute, law or regulation regarding the physical condition of the Property or Seller's use thereof for its current business purpose or of any change in any laws or statutes which materially affect the Seller's ability to use the Property for its current business purposes.

          (e)  Hazardous Waste.  The absence of Purchaser's discovery of any
               ---------------
     hazardous material, waste or substance on or about the Property (i) which was not reported to Purchaser in writing at least ten (10) days prior to the end of the Review Period, (ii) which violates any applicable statute, law or ordinance, and (iii) the cost of the abatement, removal or disposal of which, to the full extent required by any applicable statue, law or ordinance or which, in Purchaser's reasonable judgment, is needed to avoid additional contamination or pollution of the Property or any adjoining property, is likely to exceed Ten Thousand Dollars ($10,000).

          (f)  Material Condemnation.  The absence of any condemnation or the
               ---------------------
     institution of condemnation proceedings which results in the taking of any of the

Improvements with a value of more than Ten Thousand Dollars ($10,000), or a reduction in the number of any parking spaces below the minimum level required by law for the current use of the Property or the Property becoming a nonconforming use under applicable law. If this transaction closes, Seller shall assign to Purchaser on the Closing Date all condemnation awards and rights to awards which were not used by Seller to pay the costs of any restorations of the Land or Improvements necessitated by any such condemnation.

     (g)  Material Casualty. The absence of any material damage by casualty to
          -----------------
the Improvements which has not been repaired by Seller by the Closing Date. For the purposes hereof, a "MATERIAL DAMAGE BY CASUALTY" shall be deemed any damage by fire or other casualty which has not been repaired and paid for by the Closing Date and for which the estimated cost of the remaining repairs exceeds Ten Thousand Dollars ($10,000). If the Improvements suffer any material damage by casualty Purchaser shall have the right and option to terminate this Agreement within fifteen (15) days after the date Purchaser is notified of the casualty in writing or by the Closing Date, whichever first occurs. Seller shall also have the right to cancel this Agreement if such material damage by casualty is not covered by Seller's insurance policy unless Purchaser is willing to reduce the purchase price by the amount estimated to be necessary to pay the labor and material costs to restore the damage. If Purchaser does not elect to terminate this Agreement by such date, this transaction shall close without increase or decrease in the purchase price, Seller shall proceed to effect such repairs to return the damaged portions of the Property to the condition existing immediately prior to the casualty and shall complete the same as soon as reasonably possible prior to or after the Closing Date and shall be entitled to all insurance proceeds which are paid because of the casualty. If the estimated cost to repair any damage by casualty as of the Closing Date is less than Ten Thousand dollars ($10,000), Purchaser shall not have the right to terminate this Agreement because of such casualty and Seller shall promptly proceed to effect the repairs as stated above. All repair cost estimates referred to in this paragraph shall be made by reference to a fixed price construction contract which Seller shall obtain as promptly as is reasonably possible after the date of the casualty.

     (h)  Seller's Financial Condition. If there occurs any material adverse
          ----------------------------
change in the financial condition of Seller, as indicated in the financial statements approved by the Purchaser, or if Seller generally becomes unable to pay its debts as they become due, make any assignment for the benefit of creditors or file or have filed against it any bankruptcy or other insolvency proceeding. Any reduction in the net worth of Seller by more than ten percent (10%) from that which is reflected in a financial statement approved by Purchaser shall be deemed a material adverse change for the purpose of this Section.

          (i)  Execution and Delivery of Lease. If the Lease is not executed or
               -------------------------------
     delivered by Seller for any reason.

     6.2  SELLER'S CONDITIONS. Seller's obligation to close this transaction is
          -------------------
subject to Purchaser's fulfillment of each of its obligations under this Agreement.

     6.3  FAILURE OF CLOSING CONDITIONS. In the event any one or more of the
          -----------------------------
above conditions is not satisfied as of the Closing Date, or if the party whom such condition is intended to benefit reasonably determines that the same are not capable of being so satisfied by the Closing Date, such party may:

          (a) waive such condition by so advising the other party in writing, whereupon this sale shall close in accordance with the terms hereof and the purchase price shall be adjusted if and to the extent the condition relates to a misrepresentation by the other party to this Agreement and the waiving party incurs or reasonably expects to incur any expense to remedy or satisfy any of such conditions;

          (b) extend the Closing Date for up to thirty (30) days and, to the extent constituting a misrepresentation or default of the other party, require the other party to satisfy the condition to the extent feasible or if capable of being satisfied by monetary payment; or

          (c) elect to cancel this Agreement, in which event, and except to the extent the parties' remedies are otherwise limited by this Agreement, the nonperforming party, if any, shall continue to be liable to the other party hereto for its damages and expenses caused by such failure or inability to close this transaction with all conditions satisfied.

7.   CLOSING.
     -------

     7.1  CLOSING DATE. This transaction will be closed on a date selected by
          ------------
Purchaser and reasonably acceptable to Seller, after the execution and delivery to the Escrow Agent of the Seller's deed and the Lease, the deposit of the purchase price and the fulfillment of the other closing obligations (the "CLOSING"). The date on which the Closing occurs is referred to as the "CLOSING DATE."

     7.2  MANNER AND PLACE OF CLOSING. This transaction will be closed at the
          ---------------------------
offices of the Title Agent in Portland, Oregon, or in the office of the Seller's counsel, or by such other person as the parties may mutually agree to in writing. Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

     7.3  PRORATIONS, ADJUSTMENTS.
          -----------------------

          (a) All ad valorem real property taxes and special assessments, insurance premiums, utility expenses and obligations under all repair and maintenance contracts shall be paid by Seller as and when due and shall continue to be paid by Seller pursuant to the terms of the Lease. Any such expense or rights of recoupment, abatement or offset will be prorated and adjusted and adequate reserves or holdbacks set up to cover the expense, or right of recoupment, abatement or offset, in a manner satisfactory to Purchaser.

          (b) Seller shall pay all documentary and conveyance excise and sales taxes (including, without limitation, the entire Washington County documentary tax) in connection with this sale and the Lease and the recording fees for Seller's deed. Subject to the limits set forth in
     Section 3.6, to the extent not previously paid by Seller, Seller shall pay or reimburse Purchaser for all Seller's Reports, Purchaser's Reports, Purchaser's Service Providers and all other third-party costs incurred by Purchaser in connection with this Agreement. To the extent not paid at Closing, Seller shall pay such costs or reimburse Purchaser therefor upon demand after Closing.

          (c) Seller shall pay the premium(s) for Purchaser's owner's title insurance policy and all of the Endorsements.

          (d) Subject to the limits set forth in Section 3.6, Seller shall pay all other costs, expenses, fees and charges incurred in connection with the Closing, including all of Purchaser's attorneys' fees and expenses for the negotiation, documentation and closing of this transaction at such attorneys' standard hourly rate.

          (e) At closing, the Title Agent shall hold back an amount equal to 120% of estimates of costs for improvements that will be required for seismic modifications and other repairs to the Property that have been identified as of the Closing Date, if any, to be held and disbursed in accordance with such escrow instructions as may be acceptable to Purchaser, Seller and Title Agent.

     7.4  EVENTS OF CLOSING.  This transaction will be closed on the Closing
          -----------------
Date as follows:

          (a) If there have been any changes in Seller's warranties under this Agreement, Seller will provide a written disclosure of the matters that have arisen that are inconsistent with the warranties of Seller in this Agreement.

          (b) Seller shall provide Purchaser with the Certificate of Nonforeign Status as provided in I.R.C. (S) 1445.

          (c) Seller shall provide Purchaser with the written opinion of legal counsel(s) for Seller, in form and substance satisfactory to Purchaser and its counsel, to the effect that: (i) Seller is a duly organized and validly existing corporation, with full authority to enter into and perform this Agreement and the Lease; (ii) this Agreement and the Lease have been duly executed by a person properly authorized to do so on behalf of Seller;
     (iii) to the best of such counsel's knowledge, this Agreement does not violate the terms or provisions of any other contract or agreement to which Seller is a party; (iv) such counsel has no knowledge of any pending or threatened litigation or citations relating to the Seller or the Property;
     (v) to the best of such counsel's knowledge, the Land and Improvements comply with all applicable laws, ordinances and regulations, including all environmental laws; and (vi) subject to such assumptions and exceptions as may be approved by Purchaser's counsel, this Agreement and the Lease are enforceable against Seller in accordance with their terms.

          (d) Seller shall assign to Purchaser any insurance proceeds and condemnation awards as and to the extent required by this Agreement.

          (e) The Title Agent shall calculate the expenses to be paid at Closing and the parties shall be charged and credited accordingly.

          (f) Purchaser shall pay the entire purchase price to Seller in cash, as adjusted the charges, credits and holdbacks set forth in this Agreement.

          (g) Any liens to be paid by Seller at closing shall be paid and satisfied of record at Seller's expense.

          (h) The existing lease of the Gresham Property by Seller, as lessee, shall be assigned to Purchaser, by warranty assignment of lease, and the Lease will constitute a sublease under such underlying lease.

          (i) Seller shall convey the real property to Purchaser or its affiliated entity (as Purchaser direst) by statutory warranty deed, subject only to the matters accepted by Purchaser in writing pursuant to this Agreement.

          (j) Seller shall convey the Intangible Property to Purchaser by good and sufficient assignment

          (k)  Purchaser and Seller shall execute and deliver the Lease.

          (l) The Title Agent shall be committed to issuing the policy herein described upon recordation of the closing documents.

          (m) The Title Agent shall record the Seller's deed and assignment of lease to Purchaser.

     7.5  TITLE INSURANCE. As soon as possible after the Closing Date, Seller
          ---------------
shall furnish Purchaser an extended ALTA form of owner's (as to Gresham, leasehold) policy of title insurance in the amount of the Purchase Price with the Endorsements, subject only to the Title Agent's standard preprinted exceptions for such form and except for the matters accepted by Purchaser in writing pursuant to this Agreement.

     7.6  LEASE. Concurrently with the closing of this sale, Purchaser and
          -----
Seller shall execute one or more leases covering all of the Properties from Purchaser, as landlord, to Seller, as tenant, on the terms and in the form of the Lease attached hereto as EXHIBIT C. The rent under each such Lease will be in accordance with the Allocation Schedule attached as EXHIBIT D. Each Lease will be guaranteed by PD and the other guarantors shown on the Guaranty attached to the Lease.

     7.7  COMMITMENT FEE. Seller agrees that a commitment fee in the amount set
          --------------
forth on the Expense Schedule attached as Exhibit E will be owed to Purchaser at Closing. Seller agrees to pay the commitment fee to Purchaser within 12 months of the Closing Date, at the closing of an initial public offering by Seller, or at the closing of a sale of 10% of the common or preferred stock of Seller, whichever occurs first.

8.   DEFAULTS AND FAILURE TO CLOSE.
     -----------------------------

     8.1  SELLER'S REMEDIES. If Purchaser fails to complete this purchase
          -----------------
without legal excuse, Seller shall have the right to recover the greater of the expense reimbursements paid by Seller pursuant to Section 3 of this Agreement or Ten Thousand Dollars ($10,000), either of such sums being hereby specifically agreed to be liquidated damages; that such amount constitutes the parties' best reasonable attempt to estimate Seller's actual and consequential damages that would be incurred in the event of such default; that any such damages would be extremely difficult and impractical to quantify; and that such damages are expressly intended to and shall constitute Seller's sole and exclusive remedy for such default.

     8.2  PURCHASER'S REMEDIES. If this transaction fails to close because of
          --------------------
Seller's fault or Seller's inability to close, Purchaser shall be entitled to such remedies for breach of contract as may be available under applicable law, including (without limitation) the remedy of specific performance of this Agreement and the Lease and the right to recover its actual and consequential damages. Purchaser shall also have the right to enjoin any violations of Seller's covenants herein.

     8.3  DEFAULTS. Except for Seller's obligation to provide Seller's Reports
          --------
to Purchaser within the Report Period or the parties' wrongful failure to close or to satisfy any condition to closing by the required Closing Date, no party shall be deemed in default under this Agreement unless such party is given written notice of its failure to comply with this Agreement and such failure continues for a period of ten (10) days following the date such notice is given.

     8.4  COSTS AND ATTORNEYS' FEES. In the event suit, action, arbitration or
          -------------------------
mediation is instituted to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as costs and expert witness and attorneys' fees at trial, on any appeal, and on any petition for review, in addition to all other sums provided by law.

9.   CONDUCT OF BUSINESS.
     -------------------

     9.1  CONTRACTS. From the date of this Agreement until the Closing Date,
          ---------
Seller shall perform all of its obligations as and when required by any agreements or contracts with respect to the Property and shall continue to operate the Property in accordance with customary and prudent management and operating standards and practices and will take no steps or actions which it knows would be detrimental to the value or future potential of the Property.

     9.2  INSURANCE. Seller shall continue to maintain its current casualty and
          ---------
liability insurance policies on the Property until the Closing Date.

     9.3  LEASES. Between the date of this Agreement and the Closing Date Seller
          ------
shall not enter into any leases of the Property or any portion thereof without Purchaser's prior written consent.

     9.4  PROPERTY MAINTENANCE. Seller agrees to maintain and repair the
          --------------------
Property between the date of this Agreement and the Closing Date so as to cause the same to be delivered to Purchaser in substantially the same conditions existing as of end the Review Period, ordinary wear and tear excepted. Prior to the Closing Date, Seller shall promptly notify Purchaser regarding any item of repair, replacement or maintenance of which Seller becomes aware and which requires an expenditure in excess of Five Thousand Dollars ($5,000).

     9.5  BOOKS AND RECORDS. Seller agrees to continue to maintain its current
          ------------------
books and records relating to the Property, plus such additional records as Purchaser may reasonably require.

     9.6  NO MARKETING. Seller shall not offer the Property for sale or solicit
          ------------
or accept offers to purchase the Property or any portion thereof so long as this Agreement is in effect.

10.  INDEMNIFICATION.
     ---------------

     10.1 SELLER'S INDEMNIFICATION. Seller agrees to defend, indemnify and hold
          ------------------------
Purchaser harmless from and against and reimburse Purchaser for all claims, damages, losses and attorneys' fees which are caused by Seller's failure to perform any obligation under any lease or contract for the Property prior to the Closing Date or for which Seller is responsible in accordance with the terms of this Agreement.

     10.2 SURVIVAL OF INDEMNIFICATION. The indemnifications contained in this
          ---------------------------
Section shall survive the closing of this transaction.

11.  LEGAL RELATIONSHIPS.
     -------------------

     11.1 PARTIES' AUTHORITY. The act, instruction, waiver, consent, knowledge
          ------------------
and giving and receipt of notices of or by _________________ and _____________ [indicate person(s) authorized to bind Seller] shall be deemed that of Seller, and Purchaser shall have no duty to inquire into such person's authority.

     11.2 DESCRIPTION OF TRANSACTION. This Agreement creates only the
          --------------------------
relationship of seller and buyer and no joint venture, partnership or other joint undertaking is intended hereby, and neither party hereto shall have any rights to make any representations or incur any obligations on behalf of the other. Neither Seller nor Purchaser has authorized any agent to make any representations, admit any liability or undertake any obligation on its behalf. No party is executing this Agreement on behalf of an undisclosed principal, and no third party is intended to be benefitted by this contract. No entity or person who controls, is controlled by or under the common control with Purchaser shall be liable for Purchaser's acts, omissions or obligations hereunder unless and to the extent such liability is expressly undertaken in a guaranty or other agreement executed by the party to be charged. The parties agree that this Agreement involves only the sale and lease of the Property, that Purchaser is not acquiring any business or ongoing liability of Seller, and except to the limited extent assumed by Purchaser in writing, Purchaser shall have no successor liability to any employee, agent or other person with whom Seller has contracted or to whom Seller is liable. The parties hereto specifically intend that this Agreement and the Lease constitute a true sale and lease of the Property and is not a financing transaction, and Seller shall convey and Purchaser shall acquire fee simple absolute title to the Property on the Closing Date and all residual interests therein which exist upon the termination or expiration of the Lease.

     11.3 REAL ESTATE COMMISSIONS. Each party shall indemnify, defend and hold
          -----------------------
the other harmless against all claims made for any commission or finder's fee in connection herewith to which the indemnified party did not agree in writing.

     11.4 INDEMNIFIED PARTIES. Any indemnification contained in this Agreement
          -------------------
for the benefit of Purchaser shall extend to Purchaser's officers, employees, and agents.

     11.5 ASSIGNMENTS AND SUCCESSORS. Seller shall not assign this Agreement or
          --------------------------
Seller's right and obligation to execute the Lease without Purchaser's prior written consent in each instance. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12.  CONSTRUCTION OF AGREEMENT.
     -------------------------

     12.1 CONSIDERATION. Seller and Purchaser agree that while Purchaser retains
          -------------
the right to disapprove of any of the Due Diligence Reports or the results of Property-related tests of inspections as stated in this Agreement and as a result elect not to purchase the Property, Seller and Purchaser will each be incurring certain nonreimbursable expenses and foregoing other transactional opportunities and that such provides sufficient consideration for the enforceability of this Agreement and each of the parties hereto waives any right to claim or allege that there exists insufficient consideration therefor.

     12.2 TAX AND ACCOUNTING CONSEQUENCES. Each of the parties hereto
          --------------------------------
acknowledges and agrees that neither party has made any representation as to how this Agreement, the Lease or any given income, expense, liability, deduction, or credit related thereto shall be treated or characterized for any federal, state or local income or other tax or accounting purposes, and each party shall rely solely upon its own tax advisors and accountants with respect thereto. Neither this Agreement nor the Lease is or shall be conditioned upon how this transaction or any portion thereof or any interests in the Property are treated for any tax or accounting purposes under any past, existing or future tax statute, ordinance, regulation or standard.

     12.3 NOTICES. Notices under this Agreement shall be in writing and if
          -------
personally delivered or telefaxed shall be effective when received. If mailed, a notice shall be deemed effective on the second day after deposited as registered or certified mail, postage prepaid, directed to the other party. Notices shall be delivered, mailed or telefaxed to the following address and telephone numbers:

          Seller:        G. I. JOE'S INC.
                         Attention: Norm Daniels
                         c/o 9725 SW Beaverton Hillsdale Hwy., Suite 350 Beaverton, Oregon 97005-3366
                         Telefax No.: (503) 350-0672

                         WITH A COPY TO:
                         Josselson, Potter & Roberts
                         53 SW Yamhill Street
                         Portland, Or 97204
                         Attention: Irving W. Potter
                         Telefax: (503) 227-0171

          Purchaser:     WREP 1998-1 LLC
                         1776 SW Madison Street
                         Portland, Oregon 97205
                         Attn: Peter O'Kane, Peter Menefee and William D. Schaub
                         Telefax No.: (503) 776-6599

                         with a copy to:
                         --------------
                         Stoel Rives /LLP/
                         900 SW Fifth Avenue, Suite 2300
                         Portland, Oregon 97204-1268
                         Attn: David W. Green and Mark H. Peterman
                         Telefax No.: (503) 220-2480

Any person may change its address for notices by at least five (5) days' advance written notice to the other.

     12.4 TIME OF ESSENCE. Except as otherwise specifically provided in this
          ---------------
Agreement, time is of the essence of each and every provision of this Agreement.

     12.5 INVALIDITY OF PROVISIONS. If any provision of this Agreement, or any
          ------------------------
instrument to be delivered by Purchaser at closing pursuant to this Agreement, is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in the document.

     12.6 NEUTRAL CONSTRUCTION. This Agreement has been negotiated with each
          --------------------
party having the opportunity to consult with legal counsel and shall not be construed against either party.

     12.7 CAPTIONS. The captions of the Sections are used solely for convenience
          --------
and are not intended to alter or confine the provisions of this Agreement.

     12.8 WAIVER. The failure of any party at any time to require performance of
          ------
any provision of this Agreement shall not limit the party's right to enforce such provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

     12.9 SUBSEQUENT MODIFICATIONS. This Agreement and any of its terms may only
          ------------------------
be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     12.10  SATURDAY, SUNDAY AND LEGAL HOLIDAYS. If the time for performance of
            -----------------------------------
any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.

     12.11  VENUE. In any action brought to interpret or enforce any of the
            -----
provisions of this Agreement, the venue of the same shall be laid in any county in which the Property is located or in Multnomah County, Oregon, at the option of the person instituting the suit.

     12.12  APPLICABLE LAW. This Agreement shall be construed, applied and
            --------------
enforced in accordance with the laws of the State of Oregon. All sums referred to in this Agreement shall be calculated by and payable in the lawful currency of the United States.

     12.13  NO OFFER. The presentation and negotiation of this Agreement shall
            --------
not be construed as an offer by Purchaser to acquire the Property or obligate either party unless and until this Agreement has been executed by both parties.

     12.14  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of
            ----------------
the parties with respect to Seller's sale of the Property to Purchaser and supersedes and replaces all written and oral agreements previously made or existing between the parties.

     12.15  COUNTERPARTS. This Agreement may be executed simultaneously or in
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same contract.

                          [NO MORE TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER:                                 PURCHASER:

G. I. JOE'S, INC.,                      WREP 1998-1 LLC,
AN OREGON CORPORATION                   A DELAWARE LIMITED LIABILITY COMPANY


By /s/ Norman Daniels                   By /s/ Peter O'Kane
  ---------------------------------       ----------------------------------
     Printed Name: NORMAN DANIELS            Printed Name: PETER O'KANE
                  -----------------                       ------------------
     Its President                           Its            SVP
        ---------------------------             ----------------------------


PD:

PD PROPERTIES, L.L.C.


By /s/ Daniel J. Alderman
  ---------------------------------
Printed Name: DANIEL J. ALDERMAN
             ----------------------
Its  MANAGER
   --------------------------------

                                   EXHIBIT A

                               Legal description


300 NW EASTMAN AVENUE
GRESHAM, OREGON

     A tract of land situate in the Northeast one-quarter of Section 9 and Northwest one-quarter of Section 10, Township 1 South, Range 3 East, of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, being more particularly described as follows, to-wit:

     Beginning at the Southwest corner of the plat of CLANAHAN'S ADDITION marked by a one and one-quarter inch (1 1/4") iron pipe; thence North 89(degrees)44'39" East along the South line of the plat of CLANAHAN'S ADDITION a distance of 66.65 feet to the most Easterly Northeast corner of a parcel conveyed to Real Property Resources, Inc. (RPR) from the International Church of the Foursquare Gospel, said corner is marked by a 5/8-inch iron rod; thence South 0(degrees)08'04" East along the Easterly line of said (RPR) parcel a distance of 15.67 feet to the true point of beginning of the herein described tract, located on the centerline of a
     30.00 feet wide driving aisle; thence South 0(degrees)08'04" East along the Easterly line of said RPR parcel a distance of 305.00 feet; thence South 89(degrees)51'56" West a distance of 315.00 feet to the centerline of a
     30.00 feet wide driving aisle; thence South 0(degrees)08'04" East along the centerline of said driving aisle, parallel with the East line of said RPR parcel, a distance of 131.00 feet; thence South 89(degrees)51'56" West a distance of 196.80 feet to the center of a 30.00 feet wide driving aisle; thence North 0(degrees)08'04" West along the centerline of said driving aisle, parallel with the East line of said RPR parcel a distance of 421.00 feet; thence South 89(degrees)51'56" West a distance of 210.46 feet to a point on the Easterly right-of-way line of Northwest Eastman Avenue; thence North 0(degrees)25'51" East along said Easterly right-of-way line a distance of 15.00 feet to a point of intersection with the centerline of a
     30.00 feet wide driving aisle; thence North 89(degrees)51'56" East along said driving aisle centerline a distance of 722.11 feet to the point of beginning.

15600 SE MCLOUGHLIN BLVD.
OAK GROVE, OREGON

     A part of the S.H Walker Donation Land Claim, a part of Tract 1, SPAULDING ACRES, a part of Tracts 17, 19 and all of Tract 18, CONCORD, in the County of Clackamas and State of Oregon, more particularly described as follows;

     BEGINNING at the intersection of the Easterly right of way line of Oregon State Highway 99 E. (McLoughlin Blvd.) and the Northerly right of way line of Concord Avenue; thence North 28(degrees)05' West, along the Easterly right of way line of said Highway 1073.28 feet to a 5/8-inch iron rod in the Southeasterly line of Risley Avenue; thence tracing said Southeasterly line North 52(degrees)59'20" East 473.78 feet to a 5/8-inch iron rod in the Southwesterly line of Olive Avenue, as it presently exists; thence tracing the said Southwesterly line of Olive Avenue, as presently exists, South 40(degrees)07'39" East 410.24 feet to a 5/8-inch iron rod: thence South 37(degrees)00'37" East 291.92 feet; along the Southwesterly right of way line of Olive Avenue, as it exists, to an iron rod at the most Northerly corner of a tract conveyed to School District No. 28, by deed recorded in Book 36, Page 311, Deed Records of Clackamas County; thence South 62(degrees)51'43" West 106.72 feet to the most Northerly corner of the said Walker Donation Land Claim; thence South 27(degrees)19'14" East along the Northeasterly line of said Donation Land Claim, 214.82 feet to an iron rod; thence South 66(degrees)26'22" West 263.74 feet to an iron rod; thence South 27(degrees)19'14" East 250 feet to the Northerly right of way line of Concord Avenue; thence South 66(degrees)26'38" West 231 feet to the place of beginning.

                                                              Exhibit A - Page 1

  TOGETHER WITH that portion of vacated Olive Avenue which attached thereto pursuant to vacation thereof by Ordinance No. 77-879 of Clackamas County a certified copy of which recorded June 20, 1977 as Recorder's Fee No. 77 23737.

  EXCEPTING THEREFROM a tract of land in Lots 17 and 18, CONCORD, in the County of Clackamas and State of Oregon, being more particularly described as follows:

  BEGINNING at the intersection of the Easterly right of way line of Oregon State Highway 99 E. (McLoughlin Blvd.) and the Southeasterly line of Risley Avenue; thence tracing said Southeasterly line North 52 degrees 59'20" East a distance of 150 feet to a point; thence South 28 degrees 05' East parallel with the Easterly line of said McLoughlin Blvd., a distance of 200 feet to a point; thence South 52 degrees 59'20" West parallel with the Southeasterly line of Risley Avenue 150 feet to a point on the Easterly line of McLoughlin Blvd.; thence North 28 degrees 05' West along said Easterly line 200 feet to the point of beginning.

  ALSO EXCEPTING THEREFROM a tract of land in the East one-half of Section 12, Township 2 South, Range 1 East, of the Willamette Meridian, in the County of CLackamas and State of Oregon, further described as follows:

  BEGINNING at a point in the Southeasterly line of Risley Avenue that is 150.00 feet Northeasterly from the intersection of said line with the Northeasterly line of McLoughlin Blvd.; thence North 52 degrees 59'20" East along the Southeasterly line of Risley Avenue 323.78 feet to an iron rod at the intersection of said line with the Southwesterly line of Olive Avenue as it presently exists; thence South 40 degrees 07'39" East along said Southwesterly line of Olive Avenue as it presently exists, 410.24 feet to a 5/8-inch iron rod; thence South 37 degrees 00'37" East along the Southwesterly line of Olive Avenue, as it presently exists, 125.56 feet; thence South 63 degrees 55' West
  574.96 feet to a point in the Northeasterly line of McLoughlin Blvd.; thence North 28 degrees 05' West along said Northeasterly line 251.39 feet to a point that is 200.00 feet Southeasterly from the intersection of said line with the Southeasterly line of Risley Avenue; thence North 52 degrees 59'20" East, parallel with the Risley Avenue, 150.00 feet; thence North 28 degrees 05' West, parallel with McLoughlin Blvd., 200.00 feet to the place of beginning.

17799 SW BOONES FERRY ROAD
LAKE OSWEGO, OREGON

  A parcel of land in the Southwest quarter of the Northwest quarter of Section 18, Township 2 South, Range 1 East, of the Willamette Meridian, in the County of Clackamas and State of Oregon, said parcel being a portion of Lots 26 and 27, ROSEWOOD Subdivision, said parcel being more particularly described as follows:

  BEGINNING at a point on the North line of Lot 27 which bears North 89 degrees 02'37" West a distance of 276.04 feet from a 1/2-inch iron rod at the Northeast corner of said Lot 27; running thence South 0 degrees 04'27" East a distance of 186.60 feet, parallel with the East line of Lot 27; thence South 89 degrees 55'33" West a distance of 89.39 feet; thence South 0 degrees 04'27" East a distance of 412.47 feet; thence South 89 degrees 55'33" West a distance of 292.08 feet to a point that is 40.00 feet Easterly from (when measured at right angles) the West line of Section 18, as measured from the West quarter corner and the Northwest corner of Section 18; thence North 0 degrees 03'38" West, parallel with the West line of said Section 18, a distance of 605.93 feet to the North line of Lot 26, ROSEWOOD; thence South 89 degrees 02'37" East, along the North line of Lots 26 and 27, a distance of 381.39 feet to the point of beginning.

                                                              Exhibit A - Page 2

9805 SW Boeckman Road
Wilsonville, Oregon

     A tract of land in the South half of the Southwest quarter of Section 11, Township 3 South, Range 1 West, of the Willamette Meridian, in the City of Wilsonville, County of Clackamas and State of Oregon, said tract being a portion of those tracts of land conveyed to Edward W. Boeckman as recorded in Book 106, Page 316, Deed Records, and Ernst A. Boeckman, Jr. as recorded in Book 106, Page 317, Deed Records; said tract is described as follows:

     BEGINNING at a 5/8 inch iron rod on the North line of that 25.00 foot wide tract of land conveyed to the City of Wilsonville, for road purposes, as recorded as Recorder's Fee No. 72-33376, Film Records, said beginning point bears South 89(degrees)34'52" West 1330.42 feet and North 00(degrees)27'08" West 25.00 feet from the quarter corner on the South line of Section 11, said beginning point also being on the Easterly line of that Transmission Line Easement conveyed to the United States of America as recorded in Book 522, Page 49 and in Book 515, Page 231, Deed Records; thence North 00(degrees)27'08" West 1292.97 feet along the East line of said easement to a 5/8 inch iron rod on the South line of that tract of land conveyed to George F. Boeckman as recorded in Book 105, Page 454, Deed Records; thence North 89(degrees)28'53" East 556.25 feet along the said South line of George Boeckman tract to a 5/8 inch iron rod on the Westerly line of the Oregon Electric Railway Company right of way; thence following the Westerly line thereof, South 32(degrees)07'22" East 337.01 feet to a 5/8 inch iron rod at a point of curve; thence on a 2639.93 foot radius curve to the right 1083.79 feet along the arc (the long chord bears South 21(degrees)11'24" East 1077.23 feet) to a 5/8 inch iron rod on the North line of the aforesaid City of Wilsonville tract; thence South 89(degrees)34'52" West 1114.63 feet to the point of beginning.

     EXCEPTING THEREFROM the Southerly 18 feet conveyed to the City of Wilsonville for roadway purposes by instrument recorded February 27, 1979 as Fee No. 79-8026, Clackamas County Records.

     ALSO EXCEPTING the Westerly 31 feet dedicated to the City of Wilsonville for road purposes, said dedication parcel being more particularly described as follows:

     A tract of land in the South half of the Southwest quarter of Section 11, Township 3 South, Range 1 West, of the Willamette Meridian, in the County of Clackamas and State of Oregon, said tract being a portion of those tracts of land conveyed to Edward W. Boeckman as recorded in Book 106, Page 316, Deed Records and Ernst A. Boeckman, Jr., as recorded in Book 106, Page 317, Deed Records; said tract is described as follows:

     Beginning at a 5/8 inch iron rod on the North line of that 25.00 foot wide tract of land conveyed to the City of Wilsonville, for road purposes, as recorded as Recorder's Fee No.72-33376, Film Records, said beginning point bears South 89(degrees)34'52" West 1330.42 feet and North 00(degrees)27'08" West 25.00 feet from the quarter corner on the South line of Section 11, said beginning point also being on the Easterly line of that Transmission Line Easement conveyed to the United States of America as recorded in Book 522, Page 49, and in Book 515, Page 231, Deed Records; thence North 00(degrees)27'08" West 1292.97 feet along the East line of said easement to a 5/8 inch iron rod on the South line of that tract of land conveyed to George F. Boeckman as recorded in Book 105, Page 454, Deed Records; thence North 89(degrees)28'53" East 31.00 feet along the said South line of the George Boeckman tract; thence South 00(degrees)27'08" East 1293.02 feet to the North line of the aforesaid City of Wilsonville tract; thence South 89(degrees)34'52" West 31.00 feet to the point of beginning.

                                                              Exhibit A - Page 3

255 LANCASTER DRIVE NE
SALEM, OREGON

Parcel 2 of PARTITION PLAT NO. 93-106, recorded November 3, 1993 in Reel 1117 at Page 580, Marion County, Oregon.


275 LANCASTER DRIVE NE
SALEM, OREGON

Parcel 1 of PARTITION PLAT NO. 93-106, recorded November 3, 1993 in Reel 1117 at Page 580, Marion County, Oregon.

                                                              EXHIBIT A - PAGE 4

                                   EXHIBIT B

          LIST OF SERVICE CONTRACTS (IF ANY ARE BINDING ON PURCHASER)
          -----------------------------------------------------------

                                     NONE

                                   EXHIBIT C

                               FORM OF THE LEASE
                               -----------------

                                   EXHIBIT D

                              ALLOCATION SCHEDULE
                              -------------------

                                   EXHIBIT E

                               EXPENSE SCHEDULE
                               ----------------

                                      D-2